EXECUTION COPY

           THIRD AMENDMENT TO NOTE PURCHASE AGREEMENTS

     This THIRD AMENDMENT TO NOTE PURCHASE AGREEMENTS (hereinafter, the "Amendment") is entered into as of November 7, 2005 among Ryan's Restaurant Group, Inc. (formerly known as Ryan's Family Steak Houses, Inc.), a South Carolina corporation (the "Company") and the Purchasers.

     WHEREAS, the Company issued and sold Seventy Five Million Dollars ($75,000,000) in aggregate principal amount of its 9.02% Senior Notes due January 28, 2008 (as they may be amended, restated or otherwise modified from time to time, the "Notes") pursuant to separate Note Purchase Agreements, each dated as of January 28, 2000, between the Company and the purchasers identified on Schedule A thereto, (as amended by the Amendment Agreement dated as of July 25, 2003 and by the Second Amendment to Note Purchase Agreements dated as of December 20, 2004, the "Note Agreements"; capitalized terms used and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Note Agreements).

     WHEREAS, the register for the registration and transfer of the Notes indicates that the Persons named in Annex 1 hereto are currently the holders of the entire outstanding principal amount of the Notes.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments. Each Note Agreement is hereby amended in the following respects:

          (a) Section 10.4 of each Note Agreement is hereby amended and restated in its entirety to read as follows:

          "10.4     Fixed Charge Coverage Ratio.

          The Company shall not permit the Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Company to be less than (i) 1.55:1.00 for each fiscal quarter period ending on or before September 27, 2006 (including, without limitation, for the fiscal quarter period ended September 28, 2005), (ii) 1.60:1.00 for each fiscal quarter period ending after September, 27, 2006 and on or before January 3, 2007, (iii) 1.65:1.00 for each fiscal quarter period ending after January 3, 2007 and on or before April 4, 2007, (iv) 1.75:1.00 for each fiscal quarter period ending after April 4, 2007 and on or before July 4, 2007, and (v) 2.25:1.00 for each fiscal quarter thereafter; provided, however, that if scheduled principal payments are due and payable with respect to both the Notes and the 2003 Senior Notes during the four fiscal quarter period of the Company included in any calculation of the Fixed Charge Coverage Ratio for a fiscal quarter period ending after July 4, 2007, the minimum Fixed Charge Coverage Ratio required by this clause (v) of Section 10.4 as of the last day of such four fiscal quarter period shall be 2.00:1.00."

          (b) Section 10.5 of each Note Agreement is hereby amended and restated in its entirety to read as follows:

          "10.5.       Restricted   Payments    and    Restricted
     Investments.

               (a) The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to declare or make any Restricted Payment or any Restricted Investment except that (i) any Subsidiary may declare and make Restricted Payments to its parent and (ii) the Company may make Restricted Payments and Restricted Investments if, immediately prior, and immediately after giving effect, to the making of such Restricted Payment or Restricted Investment, no Default or Event of Default would exist and, with respect to Restricted Payments, immediately after giving effect to such action, the aggregate amount of such Restricted Payments of the Company and its Subsidiaries declared or made during any fiscal year would not exceed $15,000,000 minus the amount of the aggregate Unused Restricted Payment Allowance allocated to the Carryforward Capital Expenditure Basket as provided in subsection (b) below, provided, however, if the Company is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 10.4, the aggregate amount of such Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing with the first day of fiscal year 2008 and ending on the date such Restricted Payment is declared or made, inclusive, shall not exceed the sum of:

                    (1)  $25,000,000, plus

                    (2)   50%  of Net Income for each quarter  in
               such period (or minus 100% of Net Income for such period if Net Income for such period is a loss), plus

                    (3)   the  aggregate amount of  net  proceeds
               arising from sales of the Company's Capital Stock during such period, plus

                    (4)    the  Carryforward  Restricted  Payment
               Basket, minus

                    (5)   the  amount  of  the  aggregate  Unused
               Restricted  Payment  Allowance  allocated  to  the
               Carryforward   Capital   Expenditure   Basket   as
               provided in subsection (b) below.

               (b) Within 90 days after the end of each fiscal year of the Company, commencing with 90 days after the end of fiscal year 2006, after or with delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Company, the Company shall notify the holders of Notes of (i) the Unused Restricted Payment Allowance for such immediately preceding fiscal year and (ii) whether or not the Company will allocate any portion of such Unused Restricted Payment Allowance to the Carryforward Capital Expenditure Basket, whereupon the Carryforward Capital Expenditure Basket shall be immediately increased by the amounts allocated thereto. Notwithstanding the foregoing, the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000.

               (c)   If  the  Company is in compliance  with  the
          Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 10.4, within 90 days after the end of each fiscal year of the
          Company, commencing with 90 days after the end of fiscal year 2007, after or with delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Company, the Company shall notify the holders of Notes of (i) the Unused Capital Expenditure Allowance for such immediately preceding fiscal year and (ii) the Company's allocation of such Unused Capital Expenditure Allowance in whole or in part to the Carryforward
          Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket, whereupon the Carryforward Capital Expenditure Basket and Carryforward Restricted Payment Basket shall be immediately increased by the amounts allocated thereto. If the Company fails to deliver such notice to the holders of Notes in the time required, the Unused Capital Expenditure Allowance shall be allocated first to the Carryforward Restricted Payment Basket and then to the Carryforward Capital Expenditure Basket. Notwithstanding the foregoing, (x) the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000, and (y) if the Company is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 10.4, (i) the Carryforward Restricted Payment Basket, if any, may not be increased in any fiscal year by more than $25,000,000, and (ii) no increase in the Carryforward Restricted Payment Basket shall be permitted if the aggregate amount of Capital Expenditures made in the immediately preceding fiscal year was less than $40,000,000."

          (c) Schedule B of each Note Agreement is hereby amended as follows:

               (i) by amending and restating in its entirety the definition of "EBITDA" as follows:

                    "EBITDA"  means, for any period with  respect
               to the Obligors and their Subsidiaries on a consolidated basis, an amount equal to the sum of
               (a) Net Income for such period (excluding the effect of non-cash losses or any extraordinary or other non-recurring gains) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and
               (iii) all depreciation and amortization for such period plus (c) costs and charges incurred during such period associated with the settlement of the wage and hour lawsuit in the Middle District Court of Tennessee in the aggregate amount of up to $12,000,000 to the extent accrued during such period, all as determined in accordance with GAAP.

               (ii) by amending and restating in its entirety the definition of "EBITR" as follows:

                    "EBITR" means, for any period with respect to
               the Obligors and their Subsidiaries on a consolidated basis, an amount equal to the sum of
               (a) Net Income for such period (excluding the effect of any non-cash losses or extraordinary or other non-recurring gains) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and
               (iii) Rent Expense for such period plus (c) costs and charges incurred during such period associated with the settlement of the wage and hour lawsuit in the Middle District Court of Tennessee in the aggregate amount of up to $12,000,000 to the extent accrued during such period.

               (iii)       by  amending  and  restating  in   its
          entirety   the   definition   of   "Permitted   Capital
          Expenditures" as follows:

                    "Permitted  Capital Expenditures" means,  (A)
               in fiscal year 2005 the sum of (i) $94,000,000 plus the amount of net cash proceeds received in such fiscal year from the sale of stores in accordance with Section 10.9 plus (ii) the Carryforward Capital Expenditure Basket, plus
               (iii) the amount of insurance proceeds received in such fiscal year for losses, damages or casualties related to Hurricane Katrina or Hurricane Rita and
               (B) in any fiscal year, commencing with the fiscal year ending January 3, 2007, the sum of
               (i) $36,000,000 (the "Initial Capital Expenditure Basket") plus (ii) the amount of net cash proceeds received in such fiscal year from the sale of stores in accordance with Section 10.9 plus (iii) the Carryforward Capital Expenditure Basket, provided, however, that such sum amount for a fiscal year may be increased by the amount of insurance proceeds received in such fiscal year for losses, damages or casualties related to Hurricanes Katrina or Rita, provided further that if the Company is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 10.4, for the fiscal year 2008 the Initial Capital Expenditure Basket for purposes of calculating the sum amount hereinabove shall be $106,000,000.

               (iv)  by  adding  the definition of  "Carryforward
          Capital Expenditure Basket" as follows:

                    "Carryforward  Capital  Expenditure   Basket"
               means the aggregate, if any, of (i) the Unused Restricted Payment Allowance allocated by the Company pursuant to Section 10.5(b) for Capital Expenditures in future fiscal years and (ii) if the Company is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended
               October 3, 2007 set forth in Section 10.4, commencing with fiscal year 2007, the Unused Capital Expenditure Allowance allocated by the
               Company pursuant to Section 10.5(c) for Capital Expenditures in future fiscal years;
               notwithstanding the foregoing, the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000.


               (v)   by  adding  the definition of  "Carryforward
          Restricted Payment Basket" as follows:

                    "Carryforward   Restricted  Payment   Basket"
               means the portion, if any, of all Unused Capital Expenditure Allowance allocated by the Company pursuant to Section 10.5(c) for permitted Restricted Payments in future fiscal years.

               (vi)  by adding the definition of  "Unused Capital
          Expenditure Allowance" as follows:

                    "Unused Capital Expenditure Allowance" means,
               for any fiscal year, commencing with fiscal year ending January 2, 2008, the amount by which the Permitted Capital Expenditures for such fiscal year exceeds the aggregate amount of Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year.

     2.     Conditions  Precedent.   The  effectiveness  of  this
Amendment is conditioned on:

          (a) Receipt by the Required Holders of duly executed counterparts of this Amendment from the Required Holders and the Company;

          (b) Delivery to the Required Holders of the consent and reaffirmation attached hereto, duly executed by each Subsidiary Guarantor;

          (c) Receipt by the Required Holders of resolutions of the Company and each Subsidiary Guarantor approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Person to be true and correct and in force and effect as of the date hereof;

          (d) Receipt by the Required Holders of a favorable legal opinion from counsel to the Credit Parties; and

          (e) Delivery to the Required Holders of a duly executed copy of a similar amendment to the Credit Documents and the 2003 Note Agreement (each as defined by the Note Agreement as amended hereby), certified by a Responsible Officer as true and complete, together with such other documents, instruments, approvals or opinions as the Required Holders may reasonably request, each in form and substance reasonably satisfactory to the Required Holders.

     3. Representations and Warranties. To induce you to enter into this Amendment and to consent to the Amendment, the Company represents and warrants as follows:

          (a) The execution, delivery and performance by the Company of this Amendment (i) are within such Person's power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of such Person's certificate of incorporation agreement or other organizational documents;
     (iv) do not violate any law or regulation, or any order or decree of any governmental authority; (v) do not violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or be reasonably expected to have a Material Adverse Effect; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries; and (vii) do not require the consent or approval of any governmental authority or any other person;

          (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general;

          (c) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that would reasonably be expected, if adversely determined, to have a Material Adverse Effect or to affect the legality, validity or enforceability of each Note Agreement, as amended by this Amendment; and

          (d) After giving effect to this Amendment, the representations and warranties of the Company contained in each Note Agreement and in the other Financing Documents are true and correct in all material respects, except that disclosure schedules have not been updated from those previously provided to the holders of the Notes, and no Default or Event of Default under the Note Agreements has occurred and is continuing as of the date hereof or would be caused hereby.

     4. Acknowledgment of Perfection of Security Interest. The Company hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Noteholders under the Note Agreements and the other Financing Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreements and the other Financing Documents.

     5.   Reference to and Effect on the Note Agreements.

          (a) Defined terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Note Agreements.

          (b) Except as expressly provided in this Amendment, the Note Agreements shall remain unchanged and in full force and effect, except that each reference in the Note Agreements, and in any agreements, certificates and notices simultaneously herewith or hereafter executed under or pursuant to the Note Agreements, as amended hereby, to the "Note Agreement" or "Note Agreements", "this Agreement", "hereof", "herein" and similar terms referring to the Note Agreements, shall be deemed to refer to the Note Agreements as amended by this Amendment.

          (c) The execution, deliver and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under any Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

     6. Costs and Expenses. The Company agrees to pay on demand all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Purchasers or any other permitted holder of a Note in connection with this Amendment and the transactions contemplated hereby. The Company further agrees to pay on demand all costs and expense, if any, incurred by the Purchasers or any other permitted holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, fees and expenses of counsel in connection with the enforcement of rights under this paragraph 6.

     7. No Default or Claims. To induce the Purchasers to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default, (ii) no right of offset, recoupment, defense, counterclaim, claim or objection in favor of the Company arising out of or with respect to any of the Notes or other obligations of the Company owed to any holder of a Note, and (iii) each Purchaser has acted in good faith and has conducted its relationships with the Company in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Note Agreements, the Company hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     9. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than New York.

     [Remainder of page intentionally left blank; next page
                       is signature page.]
             CONSENT AND REAFFIRMATION OF GUARANTORS

     The undersigned, as guarantors, in favor of the parties to the Note Agreements referred to in the foregoing Amendment, hereby consent to such Amendment and hereby confirm and agree that each of the Subsidiary Guarantees (and each Guaranty provided therein) is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said Amendment, all references in the Subsidiary Guarantee and the Amended and Restated Pledge Agreement to the Note Agreements, "thereunder", "thereof", or words of like import referring to the Note Agreements shall mean the Note Agreements as amended by said Amendment.

     The undersigned, as pledgors, in favor of the parties to the Note Agreements, hereby acknowledge that, as of the date hereof, the security interests and liens granted to the Noteholders under the Note Agreements and the other Financing Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreements and the other Financing Documents.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of the day and year first set forth above.

                             Annex 1

              CURRENT HOLDERS AND PRINCIPAL AMOUNTS

        Name of Current Holder            Aggregate Principal
                                                 Amount
                                             of Notes Held
The Prudential Insurance Company of           $30,000,000
America
J. Romeo & Co. (MONY)                         $11,250,000
United of Omaha Life Insurance Company         $3,000,000
Mutual of Omaha Insurance Company              $3,000,000
Companion Life Insurance Company               $1,500,000
Nationwide Life Insurance Company              $2,250,000
Nationwide Life and Annuity Insurance          $1,500,000
Company
BankBoston, N.A.                               $3,750,000